        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER CALIFORNIA INSURED MUNICIPAL SECURITIES
        10f-3 transactions for the period April 1, 2000 - September 30, 2000


                                                                   TOTAL
                                                                   ISSUED/
                             DATE       PRICE   SHARES     % of    PRINCIPAL       PURCHASED
SECURITY                     PURCHASED  SHARE   PURCHASED  Assets  AMOUNT          BY GROUP   BROKER(S)

Puerto Rico Infrastructure Financing Authority

                             09/28/00  $ 98.058 $1,000,000 1.48%  $1,037,750,000.00 0.10%    Goldman Sachs




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